Exhibit 99.2

FINAL TRANSCRIPT

TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Event Date/Time: Nov. 16. 2006 / 10:00AM ET

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

CORPORATE PARTICIPANTS

Bob Higgins
Trans World Entertainment Corp. - Chairman and CEO

Jim Litwak
Trans World Entertainment Corp. - President and COO

John Sullivan
Trans World Entertainment Corp. - CFO

CONFERENCE CALL PARTICIPANTS

Edward Yruma
JPMorgan Chase & Co. - Analyst

Ian Corydon
B. Riley & Co. - Analyst

Matthew Fassler
Goldman Sachs - Analyst

Joe Gomes
McGinn Smith & Co. - Analyst

SooAnn Roberts
Kaufman Brothers - Analyst

Bryant Riley
Riley Investment Management - Analyst

Michael Rothenberg
MOAB Capital Partners - Analyst

Bobby Melnick
Terrier Partners - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the Trans World Entertainment third quarter results conference call. At this time, all participants are in a listen-only mode. Later we will conduct a question-and-answer session and instructions will be given at that time. If anyone should require assistance during the conference (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded.

I would now like to introduce your host for today’s conference, Mr. Bob Higgins, Chairman and Chief Executive Officer for Trans World Entertainment. Please go ahead, sir.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thank you. Good morning, everyone. On the call with me today are Jim Litwak, our President and Chief Operating Officer, and John Sullivan, our Chief Financial Officer.

Today we will discuss our third quarter results, provide an update on our acquisition of the Musicland stores, and discuss our outlook for the fourth quarter. We will take questions following our comments.

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Our third quarter results were driven by positive results in the DVD, electronics, games, and accessory categories while music continued to decline. Our results reflect the continued shift in our business towards growth categories, especially DVD and games. Jim will touch on this in more detail in a moment.

The Musicland stores performed as expected and have been integrated into our store base. We are continuing with the conversion of Musicland’s loyalty program members for our Backstage Pass program, which will help drive sales in these stores in the fourth quarter of the year.

We continue to rebrand our Sam Goody and freestanding stores to our For Your Entertainment or our f.y.e. brand. During the quarter, we rebranded 56 stores to f.y.e. We now have 650 f.y.e. stores and expect to have approximately 900 by this time next year. In addition, we have over 180 Video Only stores operating primarily under the Suncoast brand.

Jim will now take you through the sales highlights for the third quarter. Jim?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Thank you, Bob. Good morning. Total sales for the quarter increased 23% to $297.7 million driven by the acquired Musicland stores. Comparable store sales in the third quarter decreased 5%. Comparable sales for mall stores were down 4% and freestanding stores decreased 8%.

As Bob mentioned, as we review the results of the third quarter, you will see that we are changing our product mix to better reflect the taste of our customers. Total DVD sales increased 77%, driven by the acquired Suncoast stores, and a comparable store sales increase of 13%.

Our total video business, including VHS, increased 8% on a comparable basis and 68% overall, and the category represented 37% of our business, up from 27% last year. DVD new releases were driven by X-Men 3, Little Mermaid, and V For Vendetta.

Total game sales increased 37%, and comparable store sales in the games category increased 8% and have represented 7% of our business for the quarter compared to 6% last year. Video game titles that have performed well during the quarter included Madden NFL 07 and Saints Row. Our total music business was down 2% with a 14% decrease in comp stores, and represented 46% of our business, down from 58% last year, reflecting the changing merchandise mix in our stores as we emphasize growth sectors of the business.

Total sales for our remaining categories including electronics, boutique and accessories increased 37%. Comparable store sales increased 4% on a combined basis and represented 10% of our business in the quarter versus 9% last year. More specifically, in the electronics division, we saw a total sales increase of 41% with comps up 10%.

We have begun to execute our strategy to increase our presence in Wireless and MP3 players. In the accessories category, sales were up 40% with a 21% comp sales increase as the customer purchased all the fun gadgets to go with our improved electronics assortment.

Looking ahead briefly to the fourth quarter, we expect stronger music releases from such artists as Jay-Z, Eminem, Little John, and [Noz] as well as the release of the much anticipated Beatles Love album. In the DVD category, new titles will improve include Pirates of the Caribbean, The Da Vinci Code, Cars, Superman Returns, Ice Age 2, and Family Guy - Season Four. The last quarter of the year with DVD will be driven by the success of the theatrical releases year-to-date, which is estimated to be about 5% better than last year.

For games, the fourth quarter will be driven by the release of PlayStation 3, which will be in short supply, [WE], an improved in-stock position on Xbox 360.

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

John will now take you through the financial results for our third quarter.

John Sullivan - Trans World Entertainment Corp. - CFO

Thank you, Jim. Good morning. Our net loss for the quarter was $11.4 million or $0.37 per share. Our loss before extraordinary gain was $13.3 million or $0.43 per share. This compares to last year’s net loss of $11.5 million or $0.36 per share.

Our gross margin rate for the quarter increased to 36.6% from 34.4% last year. The improvement in the gross margin rate was due to increased vendor funding and leveraging of distribution expenses against the total sales increase. These were two areas we experienced a significant drop in a year ago in the third quarter.

SG&A expenses as a percentage of sales was 40.4% compared to 38.8% last year. SG&A dollars were $120.2 million, an increase of $26.4 million compared to last year’s $93.8 million. The increase as a percentage of sales was due to an increase in advertising the f.y.e. brand ahead of the fourth quarter, increased training costs and building our store’s selling culture, and a loss in leverage of expenses in comp stores.

Interest expense was $1.7 million in the quarter versus $800,000 last year, and increase was due to the borrowings to fund the Musicland acquisition. We ended the quarter with borrowings under the line of credit of $72 million reflecting again the impact of the Musicland acquisition.

Our quarter end inventory position was $656 million versus last year’s $478 million. On a square foot basis, this was $102 versus $97 last year. During the quarter, we opened 43 new stores, relocated two stores, and closed 13. We ended the quarter with 1,121 stores in operation, and square feet totaling 6.4 million versus last year’s 4.9 million.

Now I will turn it over to Bob to complete our comments.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thanks, John. As we approach the all-important holiday season, we expect our strategic move towards becoming a customer-focused company that provide all things entertainment to begin to positively impact our results.

Let me recap for you our key strategic initiatives and provide an update on our progress since the second quarter. As mentioned, the remixing of our product offering to better serve our customers by increasing DVD, games, and electronics while reducing VHS and cassette continued in the third quarter. In the fourth quarter, I expect DVD and music sales to each be about 40% of our business.

Our product selection in newer businesses including MP3 players and mobile phones is much stronger than it has been in the past, and we expect a strong fourth quarter in these product lines. Our acquisition of Mix & Burn has accelerated our timetable for in-store digital downloading. In fact, we began testing digital downloading in a few stores in the third quarter.

We are intensifying our customer relationship program through a stronger loyalty program. As mentioned earlier, we are converting Musicland’s Replay members to our Backstage Pass program. We have begun our direct marketing and offering special programs to Backstage Pass members for the fourth quarter.

We are building our in-store selling culture. As of the end of the third quarter, all of our field associates have completed training designed to improve our interaction with customers.

We are enhancing our in-store appearance. For this year’s holiday season, we are incorporating new window storefront displays (technical difficulty). These displays allow us to offer the customer a great price value message in various categories we carry.

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

I encourage everyone to really get out there and get into our stores and see the changes we have made, because it’s quite encouraging.

In closing, we are a company who has always delivered great results in the fourth quarter, which is the most important quarter. We are focused on delivering positive results in the fourth quarter driven by strong merchandising and marketing initiatives and great customer service. We will be releasing our holiday sales on January 3.

I would now like to open up the call to questions for today. Thank you.

QUESTIONS AND ANSWERS

Operator

(OPERATOR INSTRUCTIONS). Edward Yruma, JPMorgan.

Edward Yruma - JPMorgan Chase & Co. - Analyst

In terms of the gross margin expansion, obviously this is the first time you’ve seen a number of quarters and I know a lot of that is, as you said, due to distribution efficiencies. Did you selectively pull back from being aggressive on music pricing, as I know that’s been kind of a drag on gross margins for the past couple quarters?

Jim Litwak - Trans World Entertainment Corp. - President and COO

No, we really didn’t. We actually were fairly aggressive in music gross margin and that’s not where we realized it. We continue to be very aggressive in terms of promoting music. I think you’ll see it in our stores now, at the front of the store has a price value message that is very powerful.

Edward Yruma - JPMorgan Chase & Co. - Analyst

I noticed you didn’t reiterate — I think you put it out in the second quarter, your annual guidance of $0.10 to $0.20. Does that still stand? Or —?

John Sullivan - Trans World Entertainment Corp. - CFO

Yes, we’re still comfortable with that range.

Edward Yruma - JPMorgan Chase & Co. - Analyst

In terms of some of the other store prototypes that I know you’ve been experimenting with, I believe you opened a larger concept store in Salt Lake and another city. How are those stores operating and have you expanded the concept?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Those stores we opened in Salt Lake and in Buffalo. They’re still in their very early stages. We feel that we took those six stores because they were six of the top seven or eight that was with Media Play and did very good volumes. We feel that they will lead

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

to a growth vehicle for us. However, it probably won’t be in the size of that store, because the stores are fairly large. We took them because of their success.

Edward Yruma - JPMorgan Chase & Co. - Analyst

I guess my final question, obviously your debt picked up a little bit as a result of the acquisition. I know you’ve had something of somewhat erratic cash flows in the fourth quarter. Should we assume that it takes a couple of quarters to repay that facility or are there other benefits that you’re driving from Musicland that will let you do that faster? Thank you.

John Sullivan - Trans World Entertainment Corp. - CFO

No, when we required Musicland which, if you recall, was in the first quarter at the end of March, and it takes time to transition through that payment as you work through the business. We will expect through the fourth quarter that that would be largely paid for and we would have a solid cash position at the end of the year.

Operator

Ian Corydon, B. Riley & Co.

Ian Corydon - B. Riley & Co. - Analyst

Couple questions. Just to follow up on that gross margin question, could you talk about where your merchandising margins were year-over-year?

John Sullivan - Trans World Entertainment Corp. - CFO

Yes, merchandise margins improved about 100 basis points within that category. The leveraging that I spoke about on the freight or the distribution cost is about 60 basis points.

Ian Corydon - B. Riley & Co. - Analyst

As far as the CD business, it seems like the industry has picked up the last ten weeks or so versus earlier in the year. Did you guys see that come through on your CD sales?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Obviously this last quarter, the CD sales, we didn’t realize it. We saw September starting to turn around and then October was difficult. While we’re still projecting music difficult going forward, we think that there’s actually a little bit — it’s going to be a little bit better than its current trend based upon a new release schedule that favors our customer a lot more in the fourth quarter, particularly in regards to the urban product.

Ian Corydon - B. Riley & Co. - Analyst

And then final question is on the Tower Records liquidation. Do you guys feel like you felt an impact from that and can you quantify that at all?

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Yes, I don’t know that we can quantify it exactly. I really didn’t expect to see much of an impact from it. I think I was wrong on that. I think in certain geographic areas, such as California, when you’ve got someone liquidating that amount of inventory in a short period of time, you just will get impact from that. I just misjudged that a little bit. So, we did get impact. We don’t know how much and we don’t think it’s a big amount, but we did get impact. And we expect that most of those stores will probably close by December 15 or so.

Operator

Matthew Fassler, Goldman Sachs.

Matthew Fassler - Goldman Sachs - Analyst

Couple questions. John, can you talk about some of the factors that you said swung in your direction in the third quarter versus a year ago on the gross margin front? Some of the vendor allowances, et cetera, and talk about how those shook out in the fourth quarter of ‘05 just to get a sense of how that comparison looks for you.

John Sullivan - Trans World Entertainment Corp. - CFO

Yes, on the distribution and freight cost last year, we dropped about the same amount that we picked up this year. Again, leveraging our current cost structure against the sales increase. I think we’ve done a good job in getting that back. I mentioned it was about 60 basis points, that’s about what we lost last year. And on the vendor funding aspect, we’ve gotten a lot of programs, more this year than in the past. We saw that drop and get tighter last year has come back more favorably this year. So, we’re very encouraged by the support that we’re getting as we continue to promote the product.

Matthew Fassler - Goldman Sachs - Analyst

You’re saying your drafting got tighter in this or in the third quarter?

John Sullivan - Trans World Entertainment Corp. - CFO

Third quarter of last year.

Matthew Fassler - Goldman Sachs - Analyst

I guess as I think about the fourth quarter, just to figure out how to think about the comparison, because obviously third quarter last year was particularly tough. It looks like in years past in EITF 0216 and the changes there might have something to do with this.

You experienced kind of seasonally a very modest gross margin decline from Q3 to Q4. Over the past two years, it’s been substantially more pronounced. I’m wondering if that has to do with a change in the mix of the business or whether that had to do with some of the shortfalls that you might have had in those two years, and whether seasonally speaking you think the gross margin should be down to the degree that it was in prior years?

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

John Sullivan - Trans World Entertainment Corp. - CFO

You’ll certainly see that the gross margin in the fourth quarter will be less than what we’ve just experienced in the third. That is a seasonal mix change (technical difficulty) [in the] holiday season. The video and the video games will be a higher percentage of the business than the music. But I’m very encouraged by the actual results that we saw in the third quarter with that kind of a margin, because I think we’ll see a better margin in the fourth quarter of this year than we saw last year.

Matthew Fassler - Goldman Sachs - Analyst

The second question relates to just understanding the magnitude of the kind of rebranding costs, the investment in the f.y.e. name that probably was a little more pronounced this year than it would have been in the past. How big of an item was that and how recurring do you expect that to be?

John Sullivan - Trans World Entertainment Corp. - CFO

That’s something that we’re developing now in the third quarter. It was worth about 100 basis points on our sales, a little bit less than that and —

Matthew Fassler - Goldman Sachs - Analyst

(indiscernible)

John Sullivan - Trans World Entertainment Corp. - CFO

What’s that?

Matthew Fassler - Goldman Sachs - Analyst

(indiscernible) that amount? The f.y.e. rebranding?

John Sullivan - Trans World Entertainment Corp. - CFO

Yes, on the expense.

Matthew Fassler - Goldman Sachs - Analyst

And going forward, you’re saying that’s still a work in process?

John Sullivan - Trans World Entertainment Corp. - CFO

That’s still a work in process.

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Matthew Fassler - Goldman Sachs - Analyst

Jim, talk about the way you expect the gaming season — or rather the gaming platforms to revolve. Obviously you have probably as volatile a season as you did a year ago. How are you managing for the new platforms and what’s your expectation as to the kind of flow and the kind of demands you’re going to see over the next quarter?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Well, first of all, we’re up against the negative comp in the fourth quarter in games last year. So that’s one thing. The second piece of it is, is that we’ve got Xbox 360 in full supply and we feel very aggressive about Xbox 360 and the (technical difficulty) ourselves for Q4. Sony PlayStation 3 is in very short supply. You saw that. Allocations were very limited. Frankly, most of that product may never even hit the floor because it’s going to be sold beforehand or literally the second that it does hit the floor.

So we really see the growth opportunity. [WE] is going to be a little more aggressive than Sony. Nintendo’s going to be a little more aggressive with [WE] than Sony is going to be with PlayStation 3, so we think that there’s some opportunity for additional growth with Nintendo, and clearly opportunity for growth with Xbox 360. That coupled with our negative comp gives us a favorable opinion for where games is going to be for Q4.

Matthew Fassler - Goldman Sachs - Analyst

Do you think the PS2 product is going to be a factor at all — i.e., people stepping up and buying for the old platform at this stage?

Jim Litwak - Trans World Entertainment Corp. - President and COO

You know what? I don’t know — from a hardware perspective, less so, but from a software perspective, I think that will still continue.

Matthew Fassler - Goldman Sachs - Analyst

And then finally, your foray into Wireless phones, it’s been a tough business particularly on the mall and Radio Shack for one, which has made its living there sort of a very hard time. Can you talk about how you’re coming at that business particularly from the perspective of the economics and managing risk there?

Jim Litwak - Trans World Entertainment Corp. - President and COO

I actually think the economics there could look favorable, particularly if you could align yourself with some of the residual opportunities that some of these lines present themselves with. So, we think that there’s a very strong upside for us on the Wireless side of the business going forward. I think you’re absolutely right, Radio Shack has lost a good share of that business going forward and we see that as an opportunity for us.

We are projecting pretty aggressively for Q4 our Wireless number versus last year. And while it’s a small number, we think foundationally, it’s going to lead to a very good growth opportunity for us going forward.

Matthew Fassler - Goldman Sachs - Analyst

Are you doing mostly prepaid or postpaid business?

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Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Jim Litwak - Trans World Entertainment Corp. - President and COO

Actually, we’re doing both. We’ve got Cingular as a prepaid. We’ve got Helio as a sort of like a half prepaid/half postpaid, if you want to call it that. I think they consider themselves a postpaid, so it’s really a combination of both.

Operator

Joe Gomes, McGinn Smith & Co.

Joe Gomes - McGinn Smith & Co. - Analyst

This is more for Jim. I was looking at some of the Black Friday ads that are out there, and it looks like some of your competition, you know the Wal-Mart, Circuit City’s, seem to be pretty aggressive on CD and DVD pricing, having some advertising recent CD releases as well as six-box DVD’s as low as a $1.88. How do you see that playing out in the Christmas season? And do you guys plan on trying to get as aggressive as some of the other competition?

Jim Litwak - Trans World Entertainment Corp. - President and COO

Well, certainly on the new release side of it, we’re going to have to be competitive to a degree and that’s really on a title by title basis. But, realize one thing, that when it comes to selection, we have a broader selection with any of these guys. So we can certainly maximize opportunities on a genre by genre basis.

The other piece of it, though, is that as you saw from Q3 in regards to studio support, the studios have been very supportive in regards to making sure that everyone has a strong promotional strategy. We’ve taken advantage of that. I think if you see them in front of our store, when you walk into our stores now, you see a very aggressive price value message not only in DVD, but in CD as well, and we’re going to have to play in that game.

And you’re also going to see a nice mix of exclusive product in there too, and product that starts to differentiate ourselves from the competition besides just the selection. So we feel pretty bullish on what the front of the store is going to generate for us, and we feel pretty good in regards to what the margin implications are.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Just add to that, I looked at those ads also, and they are very aggressive, but they’re aggressive every year in something. They have limited quantities and it’s a limited time period and it takes a little bit of business out of the market, but it does that every year.

Joe Gomes - McGinn Smith & Co. - Analyst

Did you guys have any interest in acquiring any of the Tower locations once they’re liquidated?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Yes. We will probably have something shortly. We’re waiting for the court to just confirm some locations that we did buy.

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Operator

SooAnn Roberts, Kaufman Brothers.

SooAnn Roberts - Kaufman Brothers - Analyst

Most of my questions have been asked and answered. I had one follow-on question regarding the Wireless. Outside of the operators and talking to Radio Shack more poignantly, having the ability to offer compelling product and then also compelling pricing on the Wireless product has been one of the areas of demise for Radio Shack. So, given the fact that you guys are offering Cingular prepaid and the product that’s associated there, as well as the MVNO’s not having seen a lot of great traction thus far, what do you think is sort of your advantage that you can get from Radio Shack not faring very well? And then I have a follow-on question.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Well, I think that, first of all, we were being supported in regards to these promotions fairly aggressively, so that’s one thing. We happened to have established a strong relationship with a couple of the players that are in our store, so we feel good about that. And I also think that being an entertainment store may afford us some unique promotions going forward that maybe our competition couldn’t [get].

SooAnn Roberts - Kaufman Brothers - Analyst

And just longer-term, you had noted that you had completed some digital downloading testing in the third quarter. As you guys are going through these tests, well, if you could give a little color as to what they’re looking like, how you guys are faring, what metrics you’re looking at, and then your potential timeline for being able to roll this out.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

I think it’s still a little premature. We’re seeing some stores that are doing well from a physical perspective. The digital piece of it is just brand new. So, in January, we’re going to expand to 25 stores. We’re going to take on a region or two in regards to putting both a Burn and a Digital Solution in those stores. We’ll market it and then I think we’ll be able to better evaluate what it means.

But what it does do is it affords the customer an opportunity to come to the store and play and be able to get not just a physical experience, but a digital experience as well. And clearly we’re looking to expand that to the video side too.

SooAnn Roberts - Kaufman Brothers - Analyst

So in the 25 store expansion for January, what kind of incremental investments is associated with this? Is it meaningful?

John Sullivan - Trans World Entertainment Corp. - CFO

It’s going to run us a couple hundred thousand dollars. It’s not a significant investment in the test so we can see exactly what kind of production we get out of it.

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Operator

Bryant Riley, Riley Investment Management.

Bryant Riley - Riley Investment Management - Analyst

So Bob, this is a question and it’s very broad, but let me just set the tone. As you look out on the street and you’ve got a guy out there with a cell recommendation, you’ve got your stock trading at a distressed value of any metric, and as everybody on the street is probably listening to their iPod as they analyze your company — I guess I would like to get an understanding broadly of your viewpoint when you look at as you buy every store out of bankruptcy, as you open up new stores, why — people either think you’re crazy or are you really smart? I happen to think — I look at the background of you and your business, I think you’re smart and that’s why we own over 5%, but maybe you can talk about — you know that downloading is big. You get all that stuff. So maybe talk about broadly what makes you excited about the opportunities here as we go forward.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

What makes me excited is number one, being the last man standing and any business could have its questions, but usually, yes, there are opportunities. If you look at some of the last man standings in any businesses, and when you’re the only person coast to coast who is doing music deals and video deals in malls, it’s a great position to be in, and they’re still a lot of customers in malls. So that gives us to the confidence that we’re going to have a certain size physical business and as we put our digital business to go with that business, within that four walls and a mall, we think we can really capture that customer and create a great entertainment experience.

So, we are in a great situation when we look at the mall situation. Now that we’re taking our — we’ve never had a brand in the country, really, because in our mall stores we never promoted our mall stores. The f.y.e. brand will now become the brand for all of our music in our combination stores — everything but Suncoast. So when you look at that on a coast to coast basis, and the amount of TV we’re starting to buy this fourth quarter, radio we’re buying this fourth quarter for that f.y.e. brand. This is only the beginning, and as we get the one brand — and the reason that — now with Tower out of the picture, they were the only one that was a national retailer in the freestanding brand when it came to a specialty store.

So I see a huge opportunity for growth in the freestanding brand as we get it under one brand and really can promote, give the customer the service and the selling culture that we’ve really been training our people for. So I’m very excited about where we’re going with the Company and I think a lot of it has to do with the video vendors are very supportive, understand they need specialty retailer, they need somebody that carries that deep catalog.

I think everybody on the phone today has heard about that catalog selection that Tower has. Well, we’ve got a very broad catalog selection also, in both DVD and music and right through all of our product line. So, I think there’s a great opportunity for us and that’s why we’re so excited about the fourth quarter being good for us this year, and looking forward to having a good year in 2007. And I don’t think I’m nuts and I really have a high confidence level in what I’m doing.

Bryant Riley - Riley Investment Management - Analyst

I guess two observations and let me ask you if these are correct. One observation would be gross margins, as you’ve kind of alluded to the vendors, because you’re the only guy standing and really supporting you and you’re seeing that in gross margin expansion.

So, A, just comment on that. And then B, on the G&A and marketing, I would assume that since this is kind of a whole new readout, you guys will be very, very aggressive and more aggressive historically on the marketing side. Is that fair?

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Yes, in answer to the marketing side, we will definitely be very much more aggressive than we have been, but we feel we can maintain our margins in doing that also.

And you’re right on the margin side. The vendors are going to work with us. We’ve proven we’ve been ahead of the industry over the years and changes we’ve made — we’ve been through many changes in this industry, and the digital downloading and the free product is another one of those changes in my mind. And they are there to support a specialty retailer that supports their products the way we do and we think we will get benefit from that.

Bryant Riley - Riley Investment Management - Analyst

Thanks and we look forward to the fourth quarter.

Operator

Michael Rothenberg, MOAB Capital Partners.

Michael Rothenberg - MOAB Capital Partners - Analyst

Couple of questions. First, did I hear right? You said Tower was going to close their stores the week before Christmas?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

I think they’ll probably close about December 15. They might keep a few open, but their inventory will be — they’re in the 30% to 40% mode right now of discount and their inventory will get pretty depleted except for a few stores. I’ve noticed they’ve moved some product in, like in New York City they closed Trump Tower, which was a lousy store anyway, and they moved it — it looks they moved the goods over to Lincoln Center. So they’re moving some things around, but they’ll be closing early. A store like that, I might keep open until the first of the year.

Michael Rothenberg - MOAB Capital Partners - Analyst

In your press release, you give the inventory on the balance sheet. You give a limited balance sheet, but it looks like on a per-store basis you’re going into the fourth quarter with 2% less inventory per store. Is that indicative of the kind of comp store sales you’re expecting?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

I would say that’s not accurate and the only thing that I would tell you that on an average store basis, and I haven’t really looked at that, would be maybe the Suncoast pulls that down a little bit and we just — we’ll look at that. You have a comment on that, John?

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

John Sullivan - Trans World Entertainment Corp. - CFO

Well, the better number to look at is really on the per square foot basis. In that inventory, we’re actually $5 over, so about $30 million over where we were last year going into the season, and that’s really a function of the timing of receipts and the special buys that we get at this time of year, whether they come in the first week of November or the last week in October.

Michael Rothenberg - MOAB Capital Partners - Analyst

That five dollars per square foot, what is that on a percentage basis?

John Sullivan - Trans World Entertainment Corp. - CFO

On a percentage basis?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

I can tell you, looking at existing stores, which we focused on very heavily, I could tell you every week we’re up just slightly in our inventory levels in our existing stores, so we don’t have less inventory in our existing stores.

John Sullivan - Trans World Entertainment Corp. - CFO

Should be up about 5%.

Michael Rothenberg - MOAB Capital Partners - Analyst

Now, you talked about earlier on this call in your prepared remarks about video being up 8% on a same-store sales basis. It’s kind of hard to take much from that number because you guys have considerably ramped up your video square footage within the boxes. So it’s hard for us to say that video is doing so well with just that one number and not understanding the other number, which is how much is square footage for video ramped up. Can you talk about that?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Well, you know, we increased the capacity for DVD in the stores. Clearly we wiped out a lot of the VHS departments. There’s virtually nothing left. There’s a few stores that are carrying it. So that ended up assuming a lot of that square footage. A little bit came from music, but music really lost very little space.

I think it was making the space a lot more productive and efficient and being stronger promotionally as well as being deeper in some of the genres and going after additional genres that we hadn’t in the past.

We’re out-trending the DVD industry by 7 to 8 points. So that, to us, is very exciting and showing us that the customer is really responding to our broader assortment. But from a space allocation, it picked up a little bit, but primarily it really aided to the VHS space.

Michael Rothenberg - MOAB Capital Partners - Analyst

You still had considerable VHS space at this time last year?

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Oh, absolutely.

John Sullivan - Trans World Entertainment Corp. - CFO

Yes, if you consider that the DVD increase was a 13% increase versus the overall category being up 8. (multiple speakers).

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

You can see what we’re doing in VHS.

Michael Rothenberg - MOAB Capital Partners - Analyst

And then, from the prior caller’s questions about gross margin and you talked kind of vaguely about the vendors working with you, what does that mean in hard dollars? Are they selling you product for less money? And can you kind of quantify that?

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

We don’t really comment on what individual vendors do with us or vendors in general, but we just said, I think, as a broad statement, the vendors are more supportive of us as a specialty retailer in ‘06 and I think they will be in ‘07 than they have been in the past few years.

Jim Litwak - Trans World Entertainment Corp. - President and COO

I think what it means is like the studios have seen us as the only game in town in regards to showing a wide breadth of their product. And that’s what excites them. When they get excited, we come up with ways to excite the customer and they participate in that.

Operator

Bobby Melnick, Terrier Partners.

Bobby Melnick - Terrier Partners - Analyst

You had said in earlier conference calls and in releases or transcripts, that you expected comparable store sales to be positive in the third quarter, positive in the fourth quarter, and slightly positive for the fiscal year. You had said that you expected DVD sales to exceed music sales by the fourth quarter. And you reiterated in the second quarter conference call that your $0.10 to $0.20 EPS guidance was predicated on back-half third quarter, fourth quarter, and fiscal year positive comps.

Now I recognize that with a $1.6 billion in sales in the sort of EPS you’re looking at, that marginal differences can have a dramatic impact. I also realize that it’s very difficult to predict and give guidance with any precision, and I also acknowledge, frankly, that this Company has not had a high degree of accuracy in predicting or offering guidance to the extent that you’ve offered guidance on earnings in the past; historically you’ve been high.

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FINAL TRANSCRIPT

Nov. 16. 2006 / 10:00AM, TWMC - Q3 2006 Trans World Entertainment Corp. Earnings Conference Call

Having said that, I’m curious how you can still be comfortable with the $0.10 to $0.20 EPS guidance given that the sort of performance and trends that you expected to materialize have not. Thank you.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

There’s no question our expectation was for positive comp in the back half of the year, most of that influenced by the fourth quarter. The expectation of a $0.10 to $0.20 number is certainly a wide range, and we stand by that. We’re comfortable with what we are seeing develop for the business in Q4, although our experience has not reflected that materially.

We were down 6% in the second quarter. We’re down 5% comp basis. We’ve got a big part of our business now through the acquired stores that are on target to do what we have expected out of them, and we’re very optimistic with the programs that we’ve put together in the fourth quarter about what we think will happen.

But again, like you said, no one’s got a crystal ball. But we give guidance to the best knowledge that we have at that time, and then we try to manage our business within the constraints of the production that we have on our topline, and I think we’ve done that well over the time period. Did we lose everybody?

Operator

(OPERATOR INSTRUCTIONS). Gentlemen, at this time, I’m showing no further questions.

Bob Higgins - Trans World Entertainment Corp. - Chairman and CEO

Thank you, everyone, for your time today. We look forward to talking to you on January 3 when we release our sales for the holiday season, and look forward to everyone having a great holiday season, including Trans World. Thanks. Bye bye.

Operator

Ladies and gentlemen, thank you for participating in today’s conference. This concludes the program. You may now disconnect. Good day.

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